            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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
FOR THIS TYPE OF ACCOUNT:                                      GIVE THE
                                                               SOCIAL
                                                               SECURITY
                                                               NUMBER OF --
--------------------------------------    -------------------------------------
 1. An individual's account                                    The individual

                                                               The actual owner
                                                               of the account
                                                               or, if combined
                                                               funds, any
 2. Two or more individuals                                    one of the
    (joint account)                                            individuals(1)

                                                               The actual owner
                                                               of the account
                                                               or, if joint
 3. Husband and wife (joint                                    funds, either
    account)                                                   person(1)

 4. Custodian account of a minor                               The minor(2)
    (Uniform Gift to Minors Act)
                                                               The adult or, if
                                                               the minor is the
                                                               only contributor,
 5. Adult and minor (joint account)                            the minor(1)

 6. Account in the name of
    guardian or committee for a                                The ward, minor,
    designated ward, minor, or                                 or incompetent
    incompetent person                                         person(3)

 7. a. The usual revocable
       savings trust account                                   The grantor-
       (grantor is also trustee)                               trustee(1)

    b. So-called trust account                                 The actual
       that is not a legal or valid                            owner(1)
       trust under State law

 8. Sole proprietorship account                                The owner(4)

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--------------------------------------    -------------------------------------

FOR THIS TYPE OF ACCOUNT:                                      GIVE THE
                                                               EMPLOYER
                                                               IDENTIFICATION
                                                               NUMBER OF --
--------------------------------------    -------------------------------------
 9. A valid trust, estate,                                     The legal entity
    or pension trust                                           (Do not furnish
                                                               the identifying
                                                               number of the
                                                               personal
                                                               representative or
                                                               trustee unless
                                                               the legal entity
                                                               itself is not
                                                               designated in the
                                                               account
                                                               title.)(5)

10. Corporate account                                          The corporation

11. Religious, charitable, or                                  The organization
    educational organization account

12. Partnership account held in                                The partnership
    the name of the business

13. Association, club, or other                                The organization
    tax-exempt organization

14. A broker or registered                                     The broker or
    nominee                                                    nominee

15. Account with the Department of                             The public
    Agriculture in the name of a                               entity
    public entity (such as a State
    or local government, school
    district, or prison) that
    receives agricultural program
    payments

--------------------------------------    -------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your num-ber, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), or an individual re-
   tirement plan.
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A dealer in securities or commodities required to be registered in the U.S.
   or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a)
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
 . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals.

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 .  Payments described in section 6049(b)(5) to non-resident aliens.
 .  Payments on tax-free covenant bonds under section 1451.
 .  Payments made by certain foreign organizations.
 .  Payments made to a nominee.

Exempt payees described above must still complete substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PAT-RONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

 Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, in-terest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of the recipient's tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identifica-tion number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are sub-ject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.